                               BAKER BOTTS L.L.P.
                                One Shell Plaza
                                 910 Louisiana
                              Houston, Texas 77002


                                                                     EXHIBIT 5.1


                                                                January 20, 2004


TODCO
2000 W. Sam Houston Parkway South
Suite 800
Houston, Texas 77042

Ladies and Gentlemen:

         As set forth in a Registration Statement on Form S-1, Registration No. 333-101921 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") by TODCO, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to 12,000,000 shares (the "Shares") of the Company's Class A Common Stock, par value $0.01 per share ("Common Stock"), together with 1,800,000 additional shares of Common Stock (the "Additional Shares") subject to the underwriters' over-allotment option as described in the Registration Statement, certain legal matters in connection with the Shares and the Additional Shares are being passed upon for you by us.

         We understand that the Shares and any Additional Shares are to be sold by Transocean Holdings Inc., a Delaware corporation, pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") in substantially the form filed as Exhibit 1.1 to the Registration Statement. The opinion set forth below is based on the assumption that, prior to the sale of the Shares or any Additional Shares pursuant to the Underwriting Agreement, (a) the Company's Third Amended and Restated Certificate of Incorporation will have been approved by the board of directors and stockholders of the Company and become effective substantially in the form filed as Exhibit 3.1 to the Registration Statement and effected a reclassification of each share of common stock of the Company into at least 13.8 shares of Class B Common Stock and (b) the board of directors of the Company will have approved the issuance of shares of Common Stock upon the conversion of shares of Class B Common Stock, par value $0.01 per share, of the Company pursuant to the terms of such Third Amended and Restated Certificate of Incorporation.

         In our capacity as your counsel in the connection referred to above, we have examined the forms of Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company filed as exhibits to the Registration Statement, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date, originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated under the laws of the State of Delaware.

         2. When offered as described in the Registration Statement, and upon the sale of the Shares and any Additional Shares in accordance with the terms and provisions of the Underwriting Agreement and as described in the Registration Statement, the Shares and any Additional Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

         This opinion is limited to the Delaware General Corporation Law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Validity of Class A Common Stock" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ Baker Botts L.L.P.